NEWS BULLETIN
                               RE:    Headwaters Incorporated
     FROM:                            10653 South River Front Parkway, Suite 300
                                      South Jordan, UT 84095
   FINANCIAL                          (801) 984-9400
RELATIONS BOARD                       NYSE: HW

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FOR FURTHER INFORMATION

AT THE COMPANY:                                    AT FINANCIAL RELATIONS BOARD:
Sharon Madden                                      Tricia Ross
Director of Investor Relations                     Analyst Contact
(801) 984-9400                                     (617) 520-7064


FOR IMMEDIATE RELEASE:
September 20, 2005


SOUTH JORDAN, UTAH, September 20, 2005 (NYSE: HW) - HEADWATERS INCORPORATED today announced that Steven G. Stewart intends to retire as Chief Financial Officer. Mr. Stewart has functioned as Headwaters CFO since July 1998. Mr. Stewart will step down as CFO on October 1, 2005, but will continue as Headwaters' Treasurer through mid 2006 and thereafter will be available as needed and requested by Headwaters. Prior to joining Headwaters, Mr. Stewart held various management positions with several of the "Big Four" international accounting firms including over 13 years as a partner. Mr. Stewart has vested retirement from his years as an accounting firm partner that begins in late 2006, consistent with his retirement from Headwaters.

Mr. Scott K. Sorensen has been hired and will assume Chief Financial Officer responsibilities effective October 1, 2005. Mr. Sorensen has an undergraduate degree in accounting from the University of Utah and an MBA from the Harvard Business School. He has an impressive track record of success in progressively responsible positions with complex organizations of various sizes. His work history includes positions with McKinsey & Company, Phelps Dodge Industries, Westinghouse and Pliant Corporation (formerly known as Huntsman Packaging). Most recently, he has served as VP and CFO for Hillenbrand Industries, an NYSE-listed, $2 billion revenue manufacturer of health care and funeral products located in Batesville, Indiana.

Mr. Sorensen and Mr. Stewart will work through a smooth transition of Headwaters' financial organization, including completion of the year-end audit, the filing of Headwaters' September 30, 2005 Form 10-K and the required Sarbanes
- Oxley officer compliance certificates.

Mr. Stewart stated, "We are pleased to have found and hired a new CFO with Scott's qualifications, experience and proven success to assist in managing the growth that Headwaters is experiencing and expects to continue. I am very committed to doing whatever is necessary to assure a smooth, transparent transition for Scott. The experiences, challenges and accomplishments that I have had over the last seven years have exceeded my highest expectations. It is not easy to leave such an exciting and dynamic company; however, retirement during this timeframe has been part of my long-range plans. Our success at Headwaters has provided me the opportunity to execute on my plan."

Mr. Sorensen stated, "I am truly excited to join the Headwaters management team as they have led Headwaters to exceptional levels of operating and financial performance. I appreciate the strong financial leadership that Steve has provided to Headwaters. There remain substantial opportunities to create additional value throughout Headwaters' portfolio of businesses. I look forward to the challenge of leading the financial organization as Headwaters pursues and captures these growth opportunities."

About Headwaters Incorporated
-----------------------------

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its alternative energy, coal combustion products, and building materials businesses, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.